EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Natural Health Trends Corp. (the "Company") on Form 10-Q for the three months ending March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mark D. Woodburn, President and Chief Financial Officer of the Company, certify, to the best of my knowledge that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                           /s/ MARK D. WOODBURN
                                           -------------------------------------
                                           Mark D. Woodburn
                                           President and Chief Financial Officer
Date:  May 24, 2004

                                       23